EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Post Effective Amendment No. 3 to Registration Statement on Form S-8 (File No. 33-35476) of our report dated February 11, 2000 relating to the consolidated financial statements of Cabot Oil & Gas Corporation (the "Company"), which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Independent Accountants" in such Post Effective Amendment No. 3 to Registration Statement.

                                        /s/ PricewaterhouseCoopers LLP
                                        ------------------------------
                                        PricewaterhouseCoopers LLP

Houston, Texas
April 12, 2000